The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Attn.: Document Control

RE:

American Depositary Shares evidenced by
American Depositary Receipts, each
representing one-fifth of an Ordinary Share of Corporacion Mapfre SA.

(F-6 File No. 33-38371)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the nominal value change of Corporacion Mapfre SA, from EUR0.50 each to EUR0.10 each, effective
October 30, 2006..

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value of EUR 0.10 for Corporacion Mapfre SA.. The Prospectus has been revised to reflect the new par value by addition of the following notation:

Effective October 30, 2006, the nominal value is EUR 0.10.

Please contact me with any questions or
comments at 212 815-4244.